Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-255232 and 333-255231 on Form S-8 of our report dated March 11, 2022, relating to the financial statements of AppLovin Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 11, 2022